                    U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 August 8, 1997
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)

                         UNIVERSAL CAPITAL CORPORATION
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter

         Nevada                  0-26136              84-1018684
---------------------------   ---------------  ---------------------------
State or Other Jurisdiction   Commission File  IRS Employer Identification
     of Incorporation             Number                   Number

              3507 Frontage Road, Suite 100, Tampa, Florida  33607
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code

                                (813) 282-0855
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

              16178 East Prentice Place, Aurora, Colorado  80015
         -----------------------------------------------------------
         Former Name or Former Address, if Changed Since Last Report

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On August 8, 1997, Universal Capital Corporation (the "Company") completed the acquisition of 100% of the outstanding common stock of Remarc International, Inc. ("Remarc") in exchange for shares of the Company's common stock. The Company issued a total of 37,375,000 shares of its Common Stock (approximately 90% of the shares now outstanding) to the shareholders of Remarc at the Closing.

     The stock issuances were made pursuant to a Share Exchange Agreement ("Agreement") between the Company and Remarc. The terms of the Agreement were the result of negotiations between the managements of the Company and Remarc. However, the Board of Directors did not obtain any independent "fairness" opinion or other evaluation regarding the terms of the Agreement, due to the cost of obtaining such opinions or evaluations.

     The foregoing summary of the Agreement is qualified by reference to the complete text of the Agreement, together with the exhibits thereto, which is filed as Exhibit 10 hereto, and is incorporated herein by this reference.

     Pursuant to the Agreement, at Closing, the Company issued to Bleu Ridge Consultants, Inc., as a finder's fee, 400,000 shares of the Company's Common Stock, and the Company issued to Timothy J. Brasel 500,000 shares as compensation for his services as a consultant to be performed over the next two years. Mr. Brasel was the former sole officer and director of the Company.

     As a result of the transaction with Remarc, the issuance of the 37,375,000 shares of the Company's Common Stock to the Remarc shareholders, and the issuance of a total of 900,000 shares to Bleu Ridge Consultants, Inc. and Timothy J. Brasel, following are those persons known by the Company to own 5% or more of the Company's Voting Stock:

                                                          PERCENT OF
                                      NUMBER OF           OUTSTANDING
NAME AND ADDRESS                    VOTING SHARES        VOTING SHARES
John C. Morris                      5,233,953<FN1>          12.5%
3507 Frontage Road, Suite 100
Tampa, Florida  33607

Gregory P. Stemm                    8,356,198<FN1>          20.2%
4912 South Melrose Avenue
Tampa, Florida  33629

William C. Callari                  9,162,088<FN3>          21.6%
210 West Front Street
Red Bank, New Jersey  07701

E. Eugene Cooke                     3,342,052<FN4>           7.8%
3901 Old Road West
Midlothian, Virginia  23110
------------------

<FN1>
Includes 4,570,745 shares held of record by John C. Morris, 43,455 shares owned beneficially by Mr. Morris by virtue of his 45% interest in shares held by Estimated Prophet, Inc., and 619,753 shares owned beneficially by Mr. Morris by virtue of his 45% interest in shares underlying a convertible promissory note held by Estimated Prophet, Inc.
                               -2-

<FN2>
Includes 630,906 shares held of record by Greg and Laurie Stemm, and 7,725,292 shares held by Adanic Capital Ltd., a limited partnership for which Gregory Stemm serves as general partner.
<FN3>
Includes 4,957,068 shares held of record by William Callari, 3,090,117 shares held by the William C. Callari Irrevocable Family Trust of which Mr. Callari serves as trustee, and 1,114,903 shares underlying a convertible promissory note held by Mr. Callari.
<FN4>
Includes 1,995,713 shares held of record by Mr. Cooke and 1,346,344 shares underlying a convertible promissory note.

     Effective on the closing of the acquisition, the Company's new officers and directors were as follows:

           John C. Morris - President, CEO and Director
           Gregory P. Stemm - Vice President and Director
           William C. Callari - Vice President and Director
           David A. Morris - Secretary and Treasurer
           Gerald Goodman - Director
           Brad Baker - Director
           Eugene Cooke - Director

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     As described in Item 1 of this Report, on August 8, 1997, the Company acquired all of the outstanding common stock of Remarc in exchange for shares of the Company's Common Stock.

     Remarc is engaged in the business of researching, permitting, financing and marketing shipwreck recovery projects around the world.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The financial statements required by Rule 3-05(b) of Regulation S-X for Remarc are not yet available, and will be filed by amendment on or before October 22, 1997.

     (b) PROFORMA FINANCIAL INFORMATION. The pro forma financial information required by Article 11 of Regulation S-X is not yet available, and will be filed by amendment on or before October 22, 1997.

     (c) EXHIBITS.

         Exhibit 10 Share Exchange Agreement Between Universal Capital Corporation and Remarc International, Inc.

ITEM 8.  CHANGE IN FISCAL YEAR.

     Remarc has elected to change its fiscal year end from December 31 to February 28 in order that its fiscal year end will be the same as the Company's fiscal year end.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     Included among the shares issued in connection with the acquisition of Remarc were 482,831 shares of common stock issued to Roberto Kerr in exchange for his shares of Remarc. These shares were issued pursuant to Regulation S. No underwriter or placement agent was used.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      UNIVERSAL CAPITAL CORPORATION

Dated: August 22, 1997                By /s/ John C. Morris
                                         John C. Morris, President